EX-1.1

                               PURCHASE AGREEMENT

                                      among

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                                    as Issuer

                                       and

                              CHASE SECURITIES INC.

                                       and

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                              as Initial Purchasers



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                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                    $200,000,000 8.68% Senior Notes due 2010

                               PURCHASE AGREEMENT

                                                                    May 22, 2000

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

                  Iroquois Gas Transmission Systems, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell $200,000,000 aggregate principal amount of its 8.68% Senior Notes due 2010 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of May 30, 2000 (the "Indenture") between the Partnership and The Chase Manhattan Bank, as trustee (the "Trustee"). The Partnership hereby confirms its agreement with Chase Securities Inc. ("CSI") and Credit Suisse First Boston Corporation (together with CSI, the "Initial Purchasers") concerning the purchase of the Securities from the Partnership by the several Initial Purchasers.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions therefrom. The Partnership has prepared a preliminary offering memorandum dated May 4, 2000 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Partnership and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Partnership to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Partnership hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Partnership will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior notes of the Partnership (the "Exchange Securities") which are identical in all material respects to the


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Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Concurrently with the closing of the offering of the Securities, the Partnership shall enter into a Term Facility in an amount equal to $200 million (the "Term Facility") and a Revolving Credit Facility in the amount of $10 million (the "Revolving Credit Facility"). The Term Facility and the Revolving Credit Facility shall be evidenced by a loan agreement among the Partnership and CSI and the other lenders thereto (the "Loan Agreement").

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  1. Representations, Warranties and Agreements of the Partnership. The Partnership represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Partnership by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

                  (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (c) The Partnership (i) has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership and its subsidiaries taken as a whole (a "Material Adverse Effect"); no further governmental consent (other than those already obtained and routine periodic filings) is necessary in connection with the continued existence of the Partnership as a limited partnership under the laws of the jurisdiction of its formation. Each of the

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         Partnership's subsidiaries has been duly incorporated and is validly existing as corporations in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (d) The Partnership and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and as described in the Offering Memorandum, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect.

                  (e) The Partnership has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the partnership interests in the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; and the partners' equity of the Partnership conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding shares of capital stock of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Partnership, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (f) The Partnership has full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Loan Agreement (collectively, the "Senior Debt Documents") and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Senior Debt Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (g) This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and legally binding agreement of the Partnership.

                  (h) The Registration Rights Agreement has been duly authorized by the Partnership and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (i) The Indenture has been duly authorized by the Partnership and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Partnership enforceable against the

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         Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (j) The Securities have been duly authorized by the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (k) The Loan Agreement has been duly authorized, and when executed and delivered by the Partnership will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) The Primary Agreements (as such term is defined in the Indenture) have been duly authorized, executed and delivered by the Partnership and constitute valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) Each Senior Debt Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (n) The execution, delivery and performance by the Partnership of each of the Senior Debt Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material contract, agreement

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         or instrument to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Partnership or any of its subsidiaries or any statute (other than Section 406 of ERISA and Section 4975 of the Internal Revenue Code, of 1986, as amended) or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Partnership or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Partnership of each of the Senior Debt Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

                  (o) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Partnership and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary Financial Information", "Capitalization", "Selected Historical Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Partnership and its subsidiaries and fairly present the information purported to be shown thereby. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (p) There are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property or assets of the Partnership or any of its subsidiaries is the subject, other than proceedings accurately described in all material respects in the Preliminary Offering Memorandum and the Offering Memorandum, which, singularly or in the aggregate, if determined adversely to the Partnership or any of its subsidiaries, could reasonably be expected to have a Material

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         Adverse Effect; and to the best knowledge of the Partnership, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (q) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction in which the Securities are being offered; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Partnership or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Partnership, threatened against or affecting the Partnership or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Senior Debt Documents or any action taken or to be taken pursuant thereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (r) Neither the Partnership nor any of its subsidiaries is (i) in violation of its constituent documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject which violation referred to in this subsection (iii) could reasonably be expected to have a Material Adverse Effect.

                  (s) The Partnership and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Partnership nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, would have a Material Adverse Effect or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (t) The Partnership and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required by law to be filed through the date

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         hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Partnership or any of its subsidiaries which has had (nor does the Partnership or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

                  (u) Neither the Partnership nor any of its subsidiaries is (i) an "investment company" or a Partnership "controlled by" an investment company within the meaning of the Investment Partnership Act of 1940, as amended (the "Investment Partnership Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (v) The Partnership and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Partnership and its subsidiaries and their respective businesses. Neither the Partnership nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (w) The Partnership and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Partnership and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership and its subsidiaries, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are Permitted Liens (as such term is defined in the Indenture).

                  (x) No labor disturbance by or dispute with the employees of Iroquois Pipeline Operating Company exists or, to the best knowledge of the Partnership, is contemplated or threatened that could have a Material Adverse Effect.

                  (y) Except as would not have a Material Adverse Effect, each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; except as would not have a Material Adverse Effect, the Partnership and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Partnership or any of its subsidiaries would have any liability; and except as would not have a Material Adverse Effect, each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

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                  (z) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances, in each case which are regulated under existing environmental laws, by the Partnership or any of its subsidiaries (or, to the best knowledge of the Partnership, by any other entity (including any predecessor) for whose acts or omissions the Partnership or any of its subsidiaries is liable) upon any of the property now or previously owned or leased by the Partnership or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit, or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release by the Partnership or any of its subsidiaries onto such property or into the environment surrounding such property of any such toxic or other wastes or other hazardous substances with respect to which the Partnership has knowledge, except for any such disposal, discharge, emission or other release which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (aa) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (bb) None of the Partnership, any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

                  (cc) Neither the Partnership nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (dd) None of the Partnership or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (ee) There are no securities of the Partnership registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (ff) The statements of projections with respect to revenues, operating and maintenance expenses and capital expenditures contained in the Preliminary Offering

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         Memorandum and the Offering Memorandum have been made in good faith and are based on reasonable assumptions.

                  (gg) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Partnership or any of its subsidiaries, whether or not arising in the ordinary course of business, (ii) neither the Partnership nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Partnership nor any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the partners' equity of the Partnership or long-term debt of the Partnership or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Partnership on its partners' equity.

                  (hh) The use of proceeds from the sale of the Securities by the Partnership will not violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

                  (ii) The Year 2000 Problem has not and will not have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, or results of operations of the Partnership and its subsidiaries or resulted or will result in any material loss or interference with the Partnership's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operations of mechanical or electrical systems of any kind does not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000

                  (jj) The Partnership is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, and is not, and is not owned by, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                  (kk) The list of contracts, agreements and instruments attached as Schedule A to the written opinion of Shearman & Sterling furnished pursuant to Section 5(d) hereof constitutes a complete and accurate list of all material indentures, mortgages, deeds of trust, loan agreements or other material contracts, agreements or instruments to which the Partnership or Iroquois Pipeline Operating Company ("the Operator") is a party or by which the Partnership or the Operator is bound or to which any of the property or assets of the Partnership or the Operator is subject.

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         2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Partnership, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 99.125% of the principal amount thereof. The Partnership shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

         (b) The Initial Purchasers have advised the Partnership that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only
(A) within the United States to persons whom it reasonably believes to be (i) qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A or (ii) "institutional accredited investors" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

         (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

             (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

             (ii) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

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             (iii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

             (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

             (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Partnership.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

         (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Partnership pursuant hereto, such Initial

Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Partnership shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Partnership and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Partnership and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

         3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Dewey Ballantine LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Partnership, at 10:00 A.M., New York City time, on May 30, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Partnership (such date and time of payment and delivery being referred to herein as the "Closing Date").

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Partnership by wire or book-entry transfer of same-day funds to such account or accounts as the Partnership shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Partnership agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

         4. Further Agreements of the Partnership. The Partnership agrees with each of the several Initial Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering

         Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Partnership after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Partnership, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Partnership is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, to furnish upon request to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Partnership with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Partnership to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; provided that the Partnership and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Partnership or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers; provided, however, that the foregoing shall not prevent registration of the Securities pursuant to the Registration Rights Agreement or entry into any Interest Rate Agreement.

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Partnership or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (m) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                  (n) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (o) to do and perform in all material respects all things required to be done and performed by it under this Agreement that are within its control prior to or after the

         Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (p) to not take any action from the date hereof which, if taken after the execution and delivery of the Indenture and giving effect to the transactions contemplated thereby, would have violated any of the covenants contained in the Indenture;

                  (q) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Partnership, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Partnership and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Partnership and its counsel, and after notification to the Initial Purchasers, such press release or communication is consistent with Rule 135(c) and Rule 202(c) under the Securities Act or is required by law; and

                  (r) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Partnership contained herein, to the accuracy of the statements of the Partnership made in any certificates delivered pursuant hereto, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to the Partnership on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which is material or omits to state any fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading unless an amendment or supplement to the Offering Memorandum shall have been issued with the consent of the Initial Purchasers rendering such statement not untrue or misleading or correcting such omission of fact.

                  (c) All corporate proceedings and other legal matters with respect to the authorization, form and validity of each of the Senior Debt Documents and the Offering Memorandum, and all other legal matters relating to the Senior Debt Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Partnership shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Shearman & Sterling shall have furnished to the Initial Purchasers their written opinion, as counsel to the Partnership, and the general counsel to the Partnership shall have furnished to the Initial Purchasers its written opinion, each addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annexes B-1 and B-2 hereto.

                  (e) The Initial Purchasers shall have received from Dewey Ballantine LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Initial Purchasers shall have received a letter (the "Initial Letter") of PricewaterhouseCoopers LLP addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

                  (g) The Initial Purchasers shall have received a letter (the "Bring-Down Letter") of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Partnership and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (h) The Partnership shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, signed by its chief executive officer and chief financial officer, stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum which was not set forth in a supplement or amendment so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Partnership in this Agreement are true and correct in all material respects, the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Partnership or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Partnership and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer serving on the management committee of the of the Partnership.

                  (j) The Indenture shall have been duly executed and delivered by the Partnership and the Trustee, and the Securities shall have been duly executed and delivered by the Partnership and duly authenticated by the Trustee.

                  (k) If any event shall have occurred that requires the Partnership under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the partners' equity or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (n) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Partnership's other debt securities.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (p) The Initial Purchasers shall have received from R.W. Beck, Inc. (the "Independent Engineer") a certificate of a senior officer dated the Closing Date, consenting to the references to the Independent Engineer's Report in the Offering Memorandum and the use of the Independent Engineer's Report appended to the Offering Memorandum and certifying that since the date of the Independent Engineer's Report, no event affecting the Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect, as of the Closing Date, any information or statement contained in the Independent Engineer's Report, or (B) which shall not be reflected in the Independent Engineer's Report or the Offering Memorandum but should be reflected therein in order to make the statements and information contained in the Independent Engineer's Report, or in the Offering Memorandum relating to matters referred to in the Independent Engineer's Report, in light of the circumstances under which they were made, not misleading.

                  (q) The Initial Purchasers shall have received from ICF Resources Incorporated (the "Independent Market Consultant") a letter in the form attached hereto as Annex D, signed by a senior officer of ICF and dated as of the Closing Date, consenting to the references to the Independent Market Consultant's Report in the Offering Memorandum and the use of the Independent Market Consultant's Report appended to the Offering Memorandum and certifying, subject to the term of the letter, that since the date of the Independent Market Consultant's Report, that the Independent Market Consultant does not know of any events that would cause it to alter the opinions expressed in its Independent Market Consultant's Report.

                  (r) The Loan Agreement shall have been duly authorized, executed and delivered by the Partnership and the other parties thereto, shall be in full force and effect with all conditions thereto satisfied or waived and the security collateralizing the Original Loan Agreement shall have been released.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Partnership prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(l), (m), (n) or
(o) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing
Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Partnership and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Partnership, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Partnership or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Partnership may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. The Partnership shall reimburse the Initial Purchasers for such reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

                  9. Indemnification. (a) The Partnership shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Partnership pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Partnership with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Partnership, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Partnership within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this

Section 9(b) and Section 10 as the Partnership), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Partnership for any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Partnership and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Partnership or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Partnership, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Partnership or information supplied by the Partnership on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this
Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Partnership agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Senior Debt Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Partnership's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all reasonable expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (j) all reasonable fees and expenses of Dewey Ballantine LLP, counsel for the Initial Purchasers; and (k) all other reasonable costs and expenses incident to the performance of the obligations of the Partnership and Initial Purchasers under this Agreement which are not otherwise specifically provided for in this Section 12.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and the Initial Purchasers contained in this Agreement or made by or on behalf of the Partnership or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department (telecopier no.: (212) 270-0994); or

                  (b) if to the Partnership, shall be delivered or sent by mail or telecopy transmission to the address of the Partnership set forth in the Offering Memorandum, Attention: Chief Financial Officer (telecopier no.: 203-925-7225);

provided that any notice pursuant to Section 9(c) shall also be delivered or sent by mail to such notified party at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last two bullet point paragraphs on the front cover page (concerning the terms of the offering by the Initial Purchasers); and (ii) the statements concerning the Initial Purchasers contained in the second paragraph (concerning obligations under this Agreement), third paragraph (concerning the offering price), and ninth paragraph (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading "Plan of Distribution".

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Partnership and the several Initial Purchasers in accordance with its terms.

                           Very truly yours,

                           IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                           By: Iroquois Pipeline Operating Company,
                               its Agent


                           By:    /s/
                               -------------------------------------
                               Name:  Paul Bailey
                               Title: Vice President and Chief Financial Officer

                           By:    /s/
                               -------------------------------------
                               Name:  Craig R. Frew
                               Title: President

Accepted:

CHASE SECURITIES INC.

By:
    ---------------------------------
    Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

CREDIT SUISSE FIRST BOSTON CORPORATION

By:
    ---------------------------------
    Authorized Signatory

Address for notices pursuant to Section 9(c):
Eleven Madison Avenue
New York, NY 10010
Attention: Legal Department, Robert Hansen

                                                                      SCHEDULE 1

                                                   Principal Amount
Initial Purchasers                                 of Notes
------------------                                 --------
Chase Securities Inc.                              $140,000,000

Credit Suisse First Boston Corporation             $ 60,000,000
                                                   ------------
         Total                                     $200,000,000

                                                                         ANNEX A



               Form of Exchange and Registration Rights Agreement


                             (Filed as Exhibit 4.4)

                                                                       ANNEX B-1

                 Form of Opinion of Counsel for the Partnership

                  Shearman & Sterling shall have furnished to the Initial Purchasers their written opinion, as counsel to the Partnership, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) The descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements in the Offering Memorandum under the heading "Certain U.S. Federal Tax Considerations for Non-U.S. Holders" and "Certain U.S. Federal Tax Information Reporting and Backup Withholding", to the extent that they constitute summaries of matters of federal law of the United States, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which are required to be described in the Offering Memorandum so that the statements made therein, in the light of the circumstances under which they were made, are not misleading;

                  (ii) The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  (iii) Assuming that each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Partnership, the Purchase Agreement and the Registration Rights Agreement each constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable;

                  (iv) Assuming that the Indenture has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  (v) Assuming that the Securities have been duly authorized and issued by the Partnership and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, the Securities will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  (vi) Assuming that the Loan Agreement has been duly authorized, executed and delivered by the Partnership, the Loan Agreement constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  (vii) Each Senior Debt Document conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (viii) The execution, delivery and performance by the Partnership of each of the Senior Debt Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default in any material respect under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or the Operator pursuant to any material contract listed on Schedule A hereto, nor will such actions result in any violation of the provisions of the constituent documents of the Partnership or the Operator or any statute or any judgment, order, decree, rule or regulation known to us of any court or arbitrator or governmental agency or body having jurisdiction over the Partnership or the Operator or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Partnership of each of the Senior Debt Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated by the Senior Debt Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

                  (ix) Except as disclosed in the Offering Memorandum, to the knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Partnership or the Operator is a party or of which any property or assets of the Partnership or the Operator is the subject which (A) singularly or in the aggregate, if determined adversely to the Partnership or the Operator, would reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Senior Debt Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (x) Neither the Partnership nor the Operator is (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Partnership's securities or
         (B) a "holding company " or a "subsidiary company " of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                  (xi) Assuming the accuracy of the representations, warranties and agreements of the Partnership and of the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the issuance and sale of the Securities by the Partnership and the offer, initial resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

                  Such counsel shall also state that they have participated in conferences with representatives of the Partnership, representatives of its independent accountants and counsel and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (other than the financial statements and other financial and statistical information and the Independent Engineer's Report and the Independent Market Consultant's Report, in each case contained therein, as to which such counsel need express no belief), as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Partnership and public officials which are furnished to the Initial Purchasers.

                                                                       ANNEX B-2

             Form of Opinion of General Counsel for the Partnership

                  General Counsel to the Partnership shall have furnished to the Initial Purchasers their written opinion addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) The Partnership (i) has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation, and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Partnership and its subsidiaries taken as a whole.

                  (ii) Iroquois Pipeline Operating Company (the "Operator") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification.

                  (iii) Each of the Partnership and the Operator has all power and authority necessary to own or hold its respective properties and to conduct the respective businesses in which they are engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect),

                  (iv) The Partnership has an authorized capitalization as set forth in the Offering Memorandum, and all of the partnership interests in the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; and the partners' equity of the Partnership conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (v) The Partnership has full right, power and authority to execute and deliver each of the Senior Debt Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Senior Debt Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                  (vi) Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Partnership;

                  (vii) The Securities have been duly authorized and issued by the Partnership; and

                  (viii) The Loan Agreement has been duly authorized, executed and delivered by the Partnership.

                                                                         ANNEX C

                         Form of Initial Comfort Letter

                  The Partnership shall have furnished to the Initial Purchasers a letter of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) they are independent certified public accountants with respect to the Partnership within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  (ii) in their opinion, the audited financial statements included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

                  (iii) based upon a reading of the latest unaudited financial statements made available by the Partnership, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Offering Memorandum Summary--Summary Financial and Operating Data", "Capitalization", "Selected Consolidated Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Compensation of Representatives/Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                  (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in partners' equity, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the June 30, 1999 unaudited balance sheet included in the Offering Memorandum or (B) for the period from June 30, 1999 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                  (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership) set forth in the Offering Memorandum agrees with the accounting records of the Partnership, excluding any questions of legal interpretation.

                                                                         ANNEX D

                 Form of Independent Market Consultant's Letter

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York 10017

Subject:      Iroquois Gas Transmission System, L.P
              $200,000,000 8.68% Senior Notes Due 2010

To the Addressees:

This letter is furnished under the direction of Iroquois Gas Transmission System, L.P., with respect to Section 5q of the Purchase Agreement to be dated as of April 27, 2000 among Iroquois Gas Transmission System, L.P. (the "Issuer") Chase Securities Inc and Credit Suisse First Boston Corporation relating to the sale by the Issuer of $200,000,000 of 8.68% Senior Notes Due 2010 (the "Notes"), as more fully described in the Offering Memorandum of the Issuer dated [______], 2000 (the "Offering Memorandum") and prepared in connection with the sale of the Notes. Capitalized terms used and not defined herein shall have the meaning attributed thereto in the Offering Memorandum.

         ICF Resources Incorporated ("ICF") has been retained by the Issuer to act as the Independent Marketing Consultant and has prepared an Independent Marketing Consultant's Report dated [______], 2000 (the "Report") included as Appendix A to the Offering Memorandum. ICF hereby consents to the inclusion of the Report, in its entirety, in the Offering Memorandum. ICF is an independent consulting and marketing firm not directly or indirectly owned or controlled by the Issuer, Chase Securities Inc and Credit Suisse First Boston Corporation.

         In connection with the preparation of the Report, personnel of ICF have participated in meetings or telephone discussions with representatives of the Issuer and Chase Securities Inc. in regard to the gas transmission system described in the Report. Subject to the qualifications and limitations set forth in the following paragraph, nothing has come to the attention of ICF in connection with the preparation of the report which would cause ICF to believe that the Report, as of its date, or any of the statements in the Offering Memorandum specifically attributed to ICF, as of the date of the Offering Memorandum, were misleading in any material respect.

         For purposes of this letter, ICF has, at the request of Chase Securities, Inc. and Credit Suisse First Boston Corporation (the Underwriters), carried out certain limited procedures for the period commencing [_____], 2000 and ending on the date of this letter, consisting solely of the making of inquiries of the Issuer (the responses to which have been relied upon by ICF in making the statements in this letter), rechecking publicly available information from EIA, and confirming published natural gas pipeline tariff rates as to whether there has been any material change in the information provided by them, and upon which ICF relied, for purposes of the Report. These procedures would not be sufficient under normal practice to enable ICF to express an opinion as to the matters covered by the Report and would not necessarily reveal matters of significance with respect to the statement in the last sentence of this paragraph. ICF, therefore, expresses no opinion as to the matters covered by the Report as of any date subsequent to the date of the Report and makes no representation as to the sufficiency of the foregoing procedures for the Underwriters' purposes. Nothing has come to the attention of ICF as a result of the foregoing procedures, however, that has caused ICF to believe that, as of the date to which the procedures were carried out, it should alter its opinions set forth in the Report.

         This letter is solely for the information of, and assistance to, the Underwriters in conducting and documenting their investigation of the matters covered by the Report in connection with the offering pursuant to the Offering Memorandum for the Notes and is not to be used, circulated, quoted or otherwise referred to within or without the Underwriters for any purpose other than the Offering Memorandum, including but not limited to the purchase or sale of the Notes, nor is it to be referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the above-mentioned Purchase Agreement or in any list of closing documents pertaining to such offering.

         The Underwriters recognize and acknowledge that the Report was prepared pursuant to ICF's Consulting Agreement with the Issuer. Consequently, ICF makes no representation that ICF's procedures undertaken in preparation of the Report have been adequate for the Underwriters' purposes.

         ICF disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than the Addressees.

Very truly yours,




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